Exhibit 99.1

B&G Foods Acquires McCann’s® Irish Oatmeal

Parsippany, N.J., July 16, 2018—B&G Foods, Inc. (NYSE: BGS) announced that effective today it has acquired the McCann’s brand of premium Irish oatmeal from TreeHouse Foods, Inc. for approximately $32.0 million in cash, subject to customary closing and post-closing adjustments.

“We are delighted to welcome the McCann’s brand to the B&G Foods family,” stated Robert C. Cantwell, President and Chief Executive Officer of B&G Foods.  “McCann’s is an excellent complement to our existing portfolio of brands, including our Cream of Wheat hot cereal brand.  This acquisition is another example, along with our acquisitions of Green Giant, Spice Islands and other spices & seasoning brands, Victoria and Back to Nature, of our efforts in recent years to acquire better-for-you brands that taste great and resonate with today’s consumer.”

B&G Foods funded the acquisition and related fees and expenses with cash on hand and revolving loans under its existing credit facility.

About McCann’s® Irish Oatmeal

Since the 1800s, McCann’s Irish Oatmeal has been warming the hearts, minds and souls of the most discriminating oatmeal lovers. The story of McCann’s Irish Oatmeal dates back to 1800 when John McCann built a mill in County Meath to grind the raw oats harvested on Ireland’s beautiful east coast. In the early part of 20th century, exports of McCann’s Irish Oatmeal greatly increased, particularly to the United States and Canada, enabling the inhabitants of New York, Boston, Philadelphia, Detroit, San Francisco, Montreal and Vancouver to enjoy the distinctive, nutty flavor of steel cut Irish oats.  Today, McCann’s continues to offer across the United States and Canada the classic traditional steel cut Irish oatmeal as well as convenience-oriented products designed for today’s busy consumer who still loves great food.  For more information, please visit www.mcanns.ie.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico.  With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Cream of Wheat, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, Mrs. Dash, New York Style, Ortega, Pirate’s Booty, Polaner, SnackWell’s, Spice Islands, Victoria and now, McCann’s, there’s a little something for everyone.  For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Factors that may affect actual results include, without limitation, whether and when the Company will be able to realize the expected financial results and accretive effect of the transaction, and how customers, competitors, suppliers and employees will react to the acquisition.   The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2017 filed on March 1, 2018 and in its subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Dara Dierks 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214